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Capital Markets
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DIAMONDROCK HOSPITALITY COMPANY REPORTS FOURTH QUARTER AND FULL YEAR 2025 RESULTS
Comparable Total RevPAR Growth, Adjusted EBITDA, and Adjusted FFO Per Share Exceed High End of Guidance
BETHESDA, Maryland, Thursday, February 26, 2026 – DiamondRock Hospitality Company (Nasdaq: DRH, the "Company"), a lodging real estate investment trust that owns a portfolio of 35 premium hotels and resorts in the United States, today announced results of operations for the quarter and year ended December 31, 2025.

FOURTH QUARTER 2025 HIGHLIGHTS
•Net Income: Net income attributable to common stockholders was $23.8 million, or $0.12 per diluted share, an increase of 273.7% compared to the fourth quarter of 2024.
•Adjusted EBITDA: $71.9 million, an increase of 3.3% compared to the fourth quarter of 2024.
•Adjusted FFO per Diluted Share: $0.27, an increase of 12.5% compared to the fourth quarter of 2024.
•Comparable RevPAR: $201.83, a decrease of 0.3% compared to the fourth quarter of 2024.
•Comparable Total RevPAR: $311.00, an increase of 0.6% compared to the fourth quarter of 2024, driven by a 2.3% increase in out-of-room revenues.
•Comparable Hotel Adjusted EBITDA: $76.6 million, an increase of 3.7% compared to the fourth quarter of 2024.
•Comparable Hotel Adjusted EBITDA Margin: 27.92%, an increase of 83 basis points compared to the fourth quarter of 2024.
•Transferred Listing to Nasdaq: On December 1, 2025, the Company voluntarily transferred the listing of its Class A Common Stock to Nasdaq, on the Nasdaq Global Select Market, from the New York Stock Exchange.
•Preferred Stock Redemption: On December 31, 2025, the Company redeemed the 4.76 million outstanding shares of its 8.25% Series A Cumulative Redeemable Preferred Stock for $121.5 million, inclusive of accrued and unpaid dividends.
•Common Share Repurchases: During the quarter ended December 31, 2025, the Company repurchased 0.2 million shares of its common stock at an average price of $7.93 per share for a total purchase price of $1.6 million.

FULL YEAR 2025 HIGHLIGHTS
•Net Income: Net income attributable to common stockholders was $91.6 million, or $0.44 per diluted share, an increase of 139.8% compared to 2024.
•Adjusted EBITDA: $297.6 million, a decrease of 0.1% compared to 2024.
•Adjusted FFO per Diluted Share: $1.08, an increase of 3.8% compared to 2024.

•Comparable RevPAR: $207.38, an increase of 0.4% compared to 2024.
•Comparable Total RevPAR: $319.06, an increase of 1.2% compared to 2024, driven by a 2.6% increase in out-of-room revenues.
•Comparable Hotel Adjusted EBITDA: $316.5 million, an increase of 1.1% compared to 2024.
•Comparable Hotel Adjusted EBITDA Margin: 28.32%, an increase of 2 basis points compared to 2024.
•Sedona Repositioning: The Company completed its $25 million return on investment project in Sedona, repositioning the former Orchards Inn as The Cliffs at L'Auberge and integrating it into the adjacent L'Auberge de Sedona. The two hotels now operate as one property.
•Hotel Disposition: The Company completed the sale of the Westin Washington D.C. City Center for $92.0 million on February 19, 2025.
•Credit Facility Refinanced and Upsized, Remaining Secured Debt Repaid: On July 22, 2025, the Company completed a $1.5 billion refinancing of its senior unsecured credit facility, increasing its size and extending its maturity schedule. The Company utilized the proceeds of the refinancing to repay its outstanding mortgage loans resulting in a fully unencumbered portfolio.
•Common Share Repurchases: During the year ended December 31, 2025, the Company repurchased 4.8 million shares of its common stock at an average price of $7.72 for a total purchase price of $37.1 million.

"A stronger than anticipated re-acceleration in transient demand and out-of-room spend following the end of the federal government shutdown, combined with our disciplined approach to right-sized property level and corporate costs, enabled the Company to exceed the high end of our 2025 guidance for comparable total RevPAR growth, adjusted EBITDA, and adjusted FFO per share.

Throughout the year, both transient and group travelers continued to prioritize elevated travel experiences, even amid periods of economic uncertainty. Our thoughtfully curated portfolio of high quality hotels, in desirable destinations, benefited from this commitment in 2025 and is well positioned to carry that momentum into 2026.

While the political and economic backdrop warrants a degree of caution as we assess 2026, several distinct factors do support DiamondRock being constructive on the year including a holiday calendar that favors extended gatherings, our key markets hosting the majority of FIFA World Cup matches, America 250 celebrations, and post renovation tailwinds.

I am particularly proud of our team and operating partners for their unwavering focus on driving free cash flow per share growth - our north star at DiamondRock - as we work to deliver compelling total returns for our shareholders. Our free cash flow per share, defined as Adjusted FFO less total capital expenditures per share, surpassed 22% growth since 2023. We expect to build on this progress once again in 2026.”

- Jeffrey J. Donnelly, Chief Executive Officer of DiamondRock Hospitality Company

OPERATING RESULTS
Please see “Non-GAAP Financial Measures” attached to this press release for an explanation of the terms “EBITDAre,” “Adjusted EBITDA,” “Hotel Adjusted EBITDA,” “Hotel Adjusted EBITDA Margin,” “FFO” and “Adjusted FFO” and a reconciliation of these measures to net income. “Comparable” operating results and statistics include all hotels owned as of December 31, 2025 for all periods presented. See “Comparable Hotel Operating Statistics and Results” and “Reconciliation of Comparable Operating Results” attached to this press release for an explanation of our comparable hotels and a reconciliation to historical amounts. “Actual” operating results and statistics include the operating results and statistics for all hotels for only the Company’s respective ownership periods.

	Three Months Ended December 31,			Year Ended December 31,
	2025	2024	Change	2025	2024	Change
	(unaudited, $ amounts in millions, except hotel statistics and per share amounts)
Comparable Operating Results(1)
ADR	$295.79	$291.24	1.6%	$287.63	$284.26	1.2%
Occupancy	68.2%	69.5%	(1.3)%	72.1%	72.7%	(0.6)%
RevPAR	$201.83	$202.40	(0.3)%	$207.38	$206.64	0.4%
Total RevPAR	$311.00	$309.18	0.6%	$319.06	$315.28	1.2%
Room Revenues	$178.2	$178.6	(0.2)%	$726.3	$725.3	0.1%
Total Revenues	$274.5	$272.8	0.6%	$1,117.4	$1,106.6	1.0%
Hotel Adjusted EBITDA	$76.6	$73.9	3.7%	$316.5	$313.2	1.1%
Hotel Adjusted EBITDA Margin	27.92%	27.09%	83 bps	28.32%	28.30%	2 bps
Available Rooms	882,740	882,280	460	3,502,175	3,509,941	(7,766)

Actual Operating Results(2)
Total Revenues	$274.5	$279.1	(1.6)%	$1,120.5	$1,129.9	(0.8)%
Net income (loss) attributable to common stockholders	$23.8	$(13.7)	273.7%	$91.6	$38.2	139.8%
Earnings (loss) per diluted share	$0.12	$(0.07)	271.4%	$0.44	$0.18	144.4%
Adjusted EBITDA(3)	$71.9	$69.6	3.3%	$297.6	$297.9	(0.1)%
Adjusted FFO(3)	$55.9	$50.4	10.9%	$227.0	$221.1	2.7%
Adjusted FFO per diluted share(3)	$0.27	$0.24	12.5%	$1.08	$1.04	3.8%
(1) Amounts include the pre-acquisition operating results for AC Hotel Minneapolis Downtown from January 1, 2024 to November 11, 2024 and exclude the operating results for Westin Washington D.C. City Center sold on February 19, 2025. The pre-acquisition operating results were obtained from the seller of the hotel during the acquisition due diligence process. We have made no adjustments to the amounts provided to us by the seller. The pre-acquisition operating results were not audited or reviewed by the Company's independent auditors.
(2) Actual operating results include the operating results and statistics of all hotels for the Company's respective ownership periods.
(3) Effective January 1, 2025, the Company excludes share-based compensation from its calculations of Adjusted EBITDA and Adjusted FFO. Amounts reported for 2024 have been adjusted to reflect the current year presentation.

The Company's 2025 actual results compare to the previously provided guidance ranges as follows:

Metric	2025 Guidance		2025 Actual
	Low End	High End
Comparable RevPAR Growth	(0.5)%	0.5%	0.4%
Comparable Total RevPAR Growth	0.0%	1.0%	1.2%
Adjusted EBITDA	$287 million	$295 million	$297.6 million
Adjusted FFO	$213 million	$221 million	$227.0 million
Adjusted FFO per share	$1.02 per share	$1.06 per share	$1.08 per share

CAPITAL EXPENDITURES

The Company invested approximately $81.6 million in capital improvements at its hotels during the year ended December 31, 2025. Significant projects in 2025 included the following:

•Hilton Garden Inn New York / Times Square Central: The Company completed a renovation of the hotel's guestrooms during the first quarter of 2025.
•Sedona Repositioning: The Company completed the repositioning of Orchards Inn as The Cliffs at L'Auberge during the third quarter 2025, which integrated the hotel with the adjacent L'Auberge de Sedona and included construction of a new hillside pool and path connecting the two properties, renovation of the guestrooms and creation of a new arrival experience and new outdoor event space. The renovation of the guestrooms, arrival experience and event space was completed in May 2025 and the pool and path connection were completed in September 2025. The two hotels now operate as one property.
•Kimpton Hotel Palomar Phoenix: The Company completed a renovation of the hotel's guestrooms during the third quarter of 2025.

The Company expects to invest approximately $80 to $90 million in capital improvements at its hotels in 2026. Significant projects in 2026 include the following:

•Courtyard New York Manhattan/Midtown East: The Company commenced a renovation of the hotel's guestrooms, which is expected to be completed by the end of the first quarter of 2026.
•Henderson Park Inn: The Company commenced a renovation of the hotel's guestrooms and bathrooms, which is expected to be completed during the first quarter of 2026.
•Westin San Diego Bayview: The Company expects to commence a renovation of the hotel's entrance and public spaces throughout the lobby, including lobby bar in mid-2026.
•Atlanta Marriott Alpharetta: The Company expects to commence a renovation of the hotel's guestrooms during the fourth quarter of 2026.
•Kimpton Shorebreak Huntington Beach Resort: The Company expects to commence a renovation of the hotel's guestrooms during the fourth quarter of 2026.

HOTEL DISPOSITION
On February 19, 2025, the Company completed the sale of the 410-room Westin Washington D.C. City Center for a contract price of $92.0 million. The sale price represented an 11.2x multiple on 2024 Hotel EBITDA and a 7.5%
capitalization rate on 2024 hotel net operating income, or a capitalization rate of 5.6% inclusive of the Company’s projected capital expenditures. Excluding a one-time property tax credit and temporary discount on franchise fees the
Hotel received in 2024, the sales price represented an 11.9x multiple on 2024 Hotel EBITDA and a 7.0% capitalization rate on 2024 Hotel net operating income, or a capitalization rate of 5.2% inclusive of the Company’s projected capital expenditures.

DEBT REFINANCING
On July 22, 2025, the Company successfully refinanced, upsized, and extended the maturities under its senior unsecured credit facility (the "Amended Credit Facility"), further enhancing the strength and flexibility of its conservative balance sheet. The Amended Credit Facility was increased from $1.2 billion to $1.5 billion and is comprised of (i) a $400 million revolving credit facility maturing in January 2030, with two six-month extension options exercisable at the Company's option, (ii) a $500 million term loan maturing in January 2028, with two six-month extension options exercisable at the Company's option, (iii) a $300 million term loan maturing in January 2029, with two six-month extension options exercisable at the Company's option, and (iv) a $300 million term loan maturing in January 2030. The Amended Credit Facility bears interest pursuant to a leverage-based pricing grid ranging from 1.35% to 2.25% over SOFR. Based upon the Company's current leverage, the pricing is at the lowest end of the grid.
The Company utilized the incremental proceeds from the Amended Credit Facility to repay the $71.1 million mortgage loan secured by the Worthington Renaissance in May 2025, the $53.9 million mortgage loan secured by the Hotel Clio in July 2025, and the $166.2 million mortgage loan secured by the Westin Boston Seaport District in September 2025.

Following these repayments, the Company has no debt maturities until January 2028, its portfolio is fully unencumbered of secured debt, and its debt is fully prepayable without penalty.

BALANCE SHEET

As of December 31, 2025, the Company had total debt outstanding of $1.1 billion, consisting of three unsecured term loans bearing a weighted average interest rate of 5.0%, $400 million available under its undrawn revolving credit facility, and approximately $68.1 million of unrestricted cash on hand.

COMMON SHARE REPURCHASE PROGRAM
During the quarter ended December 31, 2025, the Company repurchased 0.2 million shares of its common stock at an average price of $7.93 per share for a total purchase price of $1.6 million. During the year ended December 31, 2025, the Company repurchased 4.8 million shares of its common stock at an average price of $7.72 for a total purchase price of $37.1 million. The Company currently has $137.0 million of remaining capacity under its $200.0 million share repurchase program.

PREFERRED STOCK REDEMPTION
On December 31, 2025, the Company redeemed all 4,760,000 outstanding shares of its 8.250% Series A Cumulative Redeemable Preferred Stock, utilizing approximately $121.5 million cash on hand to fund the redemption price of $25.00 per share, plus accrued and unpaid dividends. The Company no longer has preferred stock outstanding.

DIVIDENDS
On February 26, 2026, the Company's Board of Directors declared a regular quarterly cash dividend of $0.09 per share on its common stock. The dividend will be paid on April 14, 2026 to shareholders of record as of March 31,
2026. The Company expects to declare regular quarterly dividends of $0.09 per common share in 2026 and, depending on its 2026 operating income, a stub dividend in the fourth quarter of 2026.

The Company paid a fourth quarter cash dividend of $0.12 per share on its common stock, which included the Company's regular quarterly dividend of $0.08 per common share, along with a stub dividend of $0.04 per common share on January 14, 2026 to shareholders of record as of December 31, 2025. Additionally, the Company paid a quarterly dividend of $0.515625 per share on its 8.250% Series A Cumulative Redeemable Preferred Stock on December 31, 2025 to shareholders of record as of December 19, 2025.

GUIDANCE
Achievement of the anticipated results is subject to the risks disclosed in the Company’s filings with the U.S. Securities and Exchange Commission, which may cause actual results to differ materially from the anticipated results expressed or implied below.

The Company anticipates full year 2026 results to be in the following ranges:

Metric	2025 Actual	2026 Guidance
		Low End	High End
Comparable RevPAR Growth	$207.38	1.0%	3.0%
Comparable Total RevPAR Growth	$319.06	1.25%	3.25%
Adjusted EBITDA	$297.6 million	$287 million	$302 million
Adjusted FFO	$227.0 million	$227 million	$242 million
Adjusted FFO per share	$1.08 per share	$1.09 per share	$1.16 per share

Full year 2026 guidance is based in part on the following assumptions:
•Full year cash corporate expenses of approximately $25.0 million to $26.0 million, which excludes share-based compensation;
•Full year cash interest expense of approximately $57.5 million to $58.5 million; and
•Fully diluted weighted average common shares and units of 208.0 million.

EARNINGS CALL
The Company will host a conference call to discuss its fourth quarter and full year results on Friday, February 27, 2026, at 9:00 a.m. Eastern Time. The conference call will be accessible by telephone and through the internet. Interested individuals are requested to register for the call using this link to obtain dial-in and webcast details. Registration details are also available by visiting https://investor.drhc.com. A replay of the conference call webcast will be archived and available online.

ABOUT THE COMPANY
DiamondRock Hospitality Company is a self-advised real estate investment trust (REIT) that is an owner of a leading portfolio of geographically diversified hotels concentrated in leisure destinations and top gateway markets. The Company currently owns 35 premium quality hotels with approximately 9,600 rooms. The Company has strategically positioned its portfolio to be operated both under leading global brand families as well as independent boutique hotels in the lifestyle segment. For further information on the Company and its portfolio, please visit DiamondRock Hospitality Company’s website at www.drhc.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as "believe," "expect," "intend," "project," "forecast," "plan" and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: the adverse impact of any future pandemic, epidemic or outbreak of any highly infectious disease on the U.S., regional and global economies, travel, the hospitality industry, and the financial condition and results of operations of the Company and its hotels; negative developments or volatility in the economy, including, but not limited to elevated inflation and interest rates, job loss or growth trends, the imposition of trade sanctions or tariffs and any potential retaliatory responses thereto, an increase in unemployment or a decrease in corporate earnings and investment; risks associated with the lodging industry overall, including, without limitation, decreases in the frequency of travel, decreases in the demand for, or frequency of, international travel as a result of evolving global trade dynamics or otherwise, and increases in operating costs; relationships with property managers; the ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in taxes and government regulations which influence or determine wages, prices, construction procedures and costs; and other risk factors contained in the Company's filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company's expectations.

DIAMONDROCK HOSPITALITY COMPANY

CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	December 31, 2025	December 31, 2024
ASSETS	(Unaudited)	(Audited)
Property and equipment, net	$2,596,458	$2,631,221
Assets held for sale	—	93,400
Right-of-use assets	89,041	89,931
Restricted cash	35,137	47,408
Due from hotel managers	137,787	145,947
Prepaid and other assets	77,194	82,963
Cash and cash equivalents	68,084	81,381
Total assets	$3,003,701	$3,172,251

LIABILITIES AND EQUITY
Liabilities:
Debt, net of unamortized debt issuance costs	$1,098,850	$1,095,294
Lease liabilities	87,053	85,235
Due to hotel managers	109,568	121,734
Liabilities of assets held for sale	—	3,352
Deferred rent	77,405	73,535
Unfavorable contract liabilities, net	56,549	58,208
Accounts payable and accrued expenses	83,888	79,201
Distributions declared and unpaid	25,903	49,034
Deferred income related to key money, net	7,400	7,726
Total liabilities	1,546,616	1,573,319
Equity:
Preferred stock, $0.01 par value; 10,000,000 shares authorized;
8.250% Series A Cumulative Redeemable Preferred Stock (liquidation preference $25.00 per share), no shares issued and outstanding at December 31, 2025; 4,760,000 shares issued and outstanding at December 31, 2024	—	48
Common stock, $0.01 par value; 400,000,000 shares authorized; 203,703,182 and 207,592,210 shares issued and outstanding at December 31, 2025 and 2024, respectively	2,037	2,076
Additional paid-in capital	2,114,438	2,268,521
Accumulated other comprehensive loss	(6,381)	(1,360)
Distributions in excess of earnings	(662,209)	(679,050)
Total stockholders’ equity	1,447,885	1,590,235
Noncontrolling interests	9,200	8,697
Total equity	1,457,085	1,598,932
Total liabilities and equity	$3,003,701	$3,172,251

DIAMONDROCK HOSPITALITY COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenues:
Rooms	$178,163	$183,161	$728,606	$742,626
Food and beverage	68,709	69,403	281,793	281,682
Other	27,662	26,487	110,092	105,575
Total revenues	274,534	279,051	1,120,491	1,129,883
Operating Expenses:
Rooms	45,050	46,659	182,694	186,131
Food and beverage	47,026	48,056	191,172	193,331
Other departmental and support expenses	68,566	68,789	270,698	268,563
Management fees	6,318	6,738	25,838	27,149
Franchise fees	9,578	10,014	38,360	39,724
Other property-level expenses	22,659	24,789	100,542	103,347
Depreciation and amortization	28,719	29,046	113,107	113,588
Impairment losses	—	32,573	1,076	34,169
Corporate expenses	8,689	7,828	34,404	52,911
Total operating expenses	236,605	274,492	957,891	1,018,913

Interest expense	15,661	16,082	62,798	65,516
Interest (income) and other (income) expense, net	(2,233)	(1,072)	(6,759)	(4,337)
Loss on debt extinguishment	—	—	5,850	—
Total other expenses, net	13,428	15,010	61,889	61,179
Income (Loss) before income taxes	24,501	(10,451)	100,711	49,791
Income tax benefit (expense)	1,849	(845)	1,231	(1,541)
Net income (loss)	26,350	(11,296)	101,942	48,250
Less: Net income (loss) attributable to noncontrolling interests	(134)	53	(509)	(203)
Net income (loss) attributable to the Company	26,216	(11,243)	101,433	48,047
Distributions to preferred stockholders	(2,454)	(2,454)	(9,817)	(9,817)
Net income (loss) attributable to common stockholders	$23,762	$(13,697)	$91,616	$38,230
Earnings (Loss) per share:
Earnings (Loss) per share available to common stockholders - basic	$0.12	$(0.07)	$0.44	$0.18
Earnings (Loss) per share available to common stockholders - diluted	$0.12	$(0.07)	$0.44	$0.18

Weighted-average number of common shares outstanding:
Basic	204,239,712	208,965,671	206,226,487	210,286,342
Diluted	206,455,039	208,965,671	208,264,530	211,240,170

Non-GAAP Financial Measures

We use the following non-GAAP financial measures that we believe are useful to investors as key measures of our operating performance: EBITDA, EBITDAre, Adjusted EBITDA, Hotel Adjusted EBITDA, FFO and Adjusted FFO. We also present Comparable Total Revenue, Comparable Room Revenues, Comparable Hotel Adjusted EBITDA and Comparable Hotel Adjusted EBITDA Margin. These measures should not be considered in isolation or as a substitute for measures of performance in accordance with U.S. GAAP. EBITDA, EBITDAre, Adjusted EBITDA, Hotel Adjusted EBITDA, FFO, Adjusted FFO, Comparable Total Revenue, Comparable Room Revenues, Comparable Hotel Adjusted EBITDA and Comparable Hotel Adjusted EBITDA Margin, as calculated by us, may not be comparable to other companies that do not define such terms exactly as the Company.

Use and Limitations of Non-GAAP Financial Measures

Our management and Board of Directors use EBITDA, EBITDAre, Adjusted EBITDA, Hotel Adjusted EBITDA, FFO, Adjusted FFO, Comparable Total Revenue, Comparable Room Revenues, Comparable Hotel Adjusted EBITDA and Comparable Hotel Adjusted EBITDA Margin, to evaluate the performance of our hotels and to facilitate comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital intensive companies. The use of these non-GAAP financial measures has certain limitations. These non-GAAP financial measures as presented by us, may not be comparable to non-GAAP financial measures as calculated by other real estate companies. These measures do not reflect certain expenses or expenditures that we incurred and will incur, such as depreciation, interest and capital expenditures. We compensate for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our reconciliations to the most comparable U.S. GAAP financial measures, and our consolidated statements of operations and comprehensive income and consolidated statements of cash flows, include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures.

These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with U.S. GAAP. They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by U.S. GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our U.S. GAAP results and the reconciliations to the corresponding U.S. GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

EBITDA and EBITDAre

EBITDA represents net income (calculated in accordance with U.S. GAAP) excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; and (3) depreciation and amortization. The Company computes EBITDAre in accordance with the National Association of Real Estate Investment Trusts ("Nareit") guidelines, as defined in its September 2017 white paper "Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate." EBITDAre represents net income (calculated in accordance with U.S. GAAP) adjusted for: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; (3) depreciation and amortization; (4) gains or losses on the disposition of depreciated property including gains or losses on change of control; (5) impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate; and (6) adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates.

We believe EBITDA and EBITDAre are useful to an investor in evaluating our operating performance because they help investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization, and in the case of EBITDAre, impairment and gains or losses on dispositions of depreciated property) from our operating results. In addition, covenants included in our debt agreements use EBITDA as a measure of financial compliance. We also use EBITDA and EBITDAre as measures in determining the value of hotel acquisitions and dispositions.

FFO

The Company computes FFO in accordance with standards established by Nareit, which defines FFO as net income (calculated in accordance with U.S. GAAP) excluding gains or losses from sales of properties and impairment losses, plus real estate related depreciation and amortization. The Company believes that the presentation of FFO provides useful information to investors regarding its operating performance because it is a measure of the Company's operations without regard to specified non-cash items, such as real estate related depreciation and amortization and gains or losses on the sale of assets. The Company also uses FFO as one measure in assessing its operating results.

Adjustments to EBITDAre and FFO

We adjust EBITDAre and FFO when evaluating our performance because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted EBITDA and Adjusted FFO when combined with U.S. GAAP net income, EBITDAre and FFO, is beneficial to an investor's complete understanding of our consolidated and property-level operating performance. We adjust EBITDAre and FFO for the following items:

•Non-Cash Lease Expense and Other Amortization: We exclude the non-cash expense incurred from the straight line recognition of expense from our ground leases and other contractual obligations and the non-cash amortization of our favorable and unfavorable contracts, originally recorded in conjunction with certain hotel acquisitions. We exclude these non-cash items because they do not reflect the actual cash amounts due to the respective lessors in the current period and they are of lesser significance in evaluating our actual performance for that period.

•Cumulative Effect of a Change in Accounting Principle: The Financial Accounting Standards Board promulgates new accounting standards that require or permit the consolidated statement of operations and comprehensive income to reflect the cumulative effect of a change in accounting principle. We exclude the effect of these adjustments, which include the accounting impact from prior periods, because they do not reflect the Company’s actual underlying performance for the current period.

•Gains or Losses from Debt Extinguishment: We exclude the effect of gains or losses recorded on debt extinguishment because these gains or losses result from transaction activity related to the Company’s capital structure that we believe are not indicative of the ongoing operating performance of the Company or our hotels.

•Hotel Acquisition Costs: We exclude hotel acquisition costs expensed during the period because we believe these transaction costs are not reflective of the ongoing performance of the Company or our hotels.

•Severance Costs: We exclude corporate severance costs, or reversals thereof, incurred with the termination of corporate-level employees and severance costs incurred at our hotels related to lease terminations or structured severance programs because we believe these costs do not reflect the ongoing performance of the Company or our hotels.

•Hotel Manager Transition and Hotel Pre-Opening Costs: We exclude the transition costs associated with a change in hotel manager and the pre-opening costs associated with the redevelopment or rebranding of a hotel because we believe these items do not reflect the ongoing performance of the Company or our hotels.

•Share-Based Compensation Expense: We exclude share-based compensation expense as it is a non-cash item. This adjustment aligns with the calculation of Adjusted EBITDA for our financial covenant ratios under our credit facility, supporting consistency in our financial reporting and covenant compliance, as well as comparability with our peers.

•Other Items: From time to time we incur costs or realize gains that we consider outside the ordinary course of business and that we do not believe reflect the ongoing performance of the Company or our hotels. Such items may include, but are not limited to, the following: non-cash realized gains or losses on our deferred compensation plan assets; management or franchise contract termination fees; terminated transaction costs; gains or losses from legal settlements; costs incurred related to natural disasters; and gains on property insurance claim settlements, other than income related to business interruption insurance.

In addition, to derive Adjusted FFO, we exclude any unrealized fair value adjustments to interest rate swaps and the portion of our non-cash ground lease expense recognized as interest expense. We exclude these non-cash amounts because they do not reflect the underlying performance of the Company.

Hotel Adjusted EBITDA

We believe that Hotel Adjusted EBITDA provides our investors a useful financial measure to evaluate our hotel operating performance, excluding the impact of our capital structure (primarily interest), our asset base (primarily depreciation and amortization), and our corporate-level expenses. With respect to Hotel Adjusted EBITDA, we believe that excluding the effect of corporate-level expenses provides a more complete understanding of the operating results over which individual hotels and third-party management companies have direct control. We believe property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis. Hotel Adjusted EBITDA margins are calculated as Hotel Adjusted EBITDA divided by total hotel revenues.

Comparable Hotel Operating Statistics and Results

We believe that presenting comparable hotel operating statistics (such as ADR, occupancy, RevPAR, Total RevPAR and Available Rooms) and results (such as Room Revenues, Total Revenues, Hotel Adjusted EBITDA, and Hotel Adjusted EBITDA Margin) is useful to investors because these measures help facilitate year-over-year comparisons of the performance of hotels owned by us as of the reporting date. Our comparable portfolio includes hotels (i) owned and in operation by us for the entirety of the periods presented and (ii) acquired by us during the period as though the acquisition happened at the beginning of the period presented. We make adjustments for recently acquired hotels to include operating statistics and results for periods prior to our ownership. As a result, changes as compared to periods prior to our ownership will not necessarily correspond to changes in our actual results. In addition, comparable metrics excludes results and operating statistics for hotels that were sold during the reporting period or held for sale at the end of the period. We believe these comparable measures provide more consistent metrics for comparing the performance of our hotels.

Our comparable portfolio for the year ended December 31, 2025 includes all of our hotels owned as of December 31, 2025 and excludes the Westin Washington D.C. City Center sold on February 19, 2025.

Reconciliations of Non-GAAP Measures

EBITDA, EBITDAre, Adjusted EBITDA and Hotel Adjusted EBITDA

The following tables are reconciliations of our GAAP net income to EBITDA, EBITDAre and Adjusted EBITDA and Hotel Adjusted EBITDA (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024 (As Adjusted)(1)	2025	2024 (As Adjusted)(1)
Net income (loss)	$26,350	$(11,296)	$101,942	$48,250
Interest expense	15,661	16,082	62,798	65,516
Income tax (benefit) expense	(1,849)	845	(1,231)	1,541
Real estate related depreciation and amortization	28,719	29,046	113,107	113,588
EBITDA	68,881	34,677	276,616	228,895
Impairment losses	—	32,573	1,076	34,169
EBITDAre	68,881	67,250	277,692	263,064
Non-cash lease expense and other amortization	1,278	1,366	5,140	5,970
Share-based compensation expense (2)	1,760	934	7,350	7,458
Hotel pre-opening costs	22	81	501	1,006
Terminated transaction costs	—	—	1,058	—
Loss on debt extinguishment	—	—	5,850	—
Severance costs	—	—	—	20,362
Adjusted EBITDA	71,941	69,631	297,591	297,860
Corporate expenses	6,911	6,854	25,279	25,001
Interest (income) and other (income) expense, net	(2,215)	(1,032)	(6,042)	(4,247)
Hotel Adjusted EBITDA	$76,637	$75,453	$316,828	$318,614
(1) Effective January 1, 2025, the Company excludes share-based compensation expense from its calculation of Adjusted EBITDA. Amounts reported for 2024 have been adjusted to reflect the current year presentation.
(2) For each of the three months ended December 31, 2025 and 2024, amounts include $0.1 million of non-cash items related to our deferred compensation plan. For the year ended December 31, 2025 and 2024, amounts include less than $0.1 million and $0.6 million, respectively, of non-cash items related to our deferred compensation plan.

	Full Year 2026 Guidance
	Low End	High End
Net income	$101,100	$117,100
Interest expense	59,300	58,300
Income tax expense	1,500	2,500
Real estate related depreciation and amortization	111,500	110,500
EBITDAre	273,400	288,400
Non-cash lease expense and other amortization	4,600	4,600
Share-based compensation expense	9,000	9,000
Adjusted EBITDA	$287,000	$302,000

FFO and Adjusted FFO
The following tables are reconciliations of our GAAP net income to FFO and Adjusted FFO (in thousands except per share amounts):

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024 (As Adjusted)(1)	2025	2024 (As Adjusted)(1)
Net income (loss)	$26,350	$(11,296)	$101,942	$48,250
Real estate related depreciation and amortization	28,719	29,046	113,107	113,588
Impairment losses	—	32,573	1,076	34,169
FFO	55,069	50,323	216,125	196,007
Distribution to preferred stockholders	(2,454)	(2,454)	(9,817)	(9,817)
FFO available to common stock and unit holders	52,615	47,869	206,308	186,190
Non-cash lease expense and other amortization	1,474	1,488	5,891	6,092
Share-based compensation expense (2)	1,760	934	7,350	7,458
Terminated transaction costs	—	—	1,058	—
Loss on debt extinguishment	—	—	5,850	—
Severance costs	—	—	—	20,362
Hotel pre-opening costs	22	81	501	1,006
Adjusted FFO available to common stock and unit holders	$55,871	$50,372	$226,958	$221,108
Adjusted FFO available to common stock and unit holders, per diluted share	$0.27	$0.24	$1.08	$1.04
Diluted weighted average shares and units	207,496	209,960	209,292	212,141
(1) Effective January 1, 2025, the Company excludes share-based compensation from its calculation of Adjusted FFO. Amounts reported for 2024 have been adjusted to reflect the current year presentation.
(2) For each of the three months ended December 31, 2025 and 2024, amounts include $0.1 million of non-cash items related to our deferred compensation plan. For the year ended December 31, 2025 and 2024, amounts include less than $0.1 million and $0.6 million, respectively, of non-cash items related to our deferred compensation plan.

	Full Year 2026 Guidance
	Low End	High End
Net income	$101,100	$117,100
Real estate related depreciation and amortization	111,500	110,500
FFO available to common stock and unit holders	212,600	227,600
Non-cash lease expense and other amortization	5,400	5,400
Share-based compensation expense	9,000	9,000
Adjusted FFO available to common stock and unit holders	$227,000	$242,000
Adjusted FFO available to common stock and unit holders, per diluted share	$1.09	$1.16
Diluted weighted average shares and units	208,000	208,000

Reconciliation of Comparable Operating Results

The following presents the revenues, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA Margin together with comparable prior year results (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenues	$274,534	$279,051	$1,120,491	$1,129,883
Hotel revenues from prior ownership (1)	—	1,423	—	9,256
Hotel revenues from sold hotel (2)	—	(7,691)	(3,077)	(32,521)
Comparable Revenues	$274,534	$272,783	$1,117,414	$1,106,618

Hotel Adjusted EBITDA	$76,637	$75,453	$316,828	$318,614
Hotel Adjusted EBITDA from prior ownership (1)	—	485	—	2,779
Hotel Adjusted EBITDA from sold hotel (2)	—	(2,039)	(330)	(8,238)
Comparable Hotel Adjusted EBITDA	$76,637	$73,899	$316,498	$313,155

Hotel Adjusted EBITDA Margin	27.92%	27.04%	28.28%	28.20%
Comparable Hotel Adjusted EBITDA Margin	27.92%	27.09%	28.32%	28.30%
(1) Amounts represent the pre-acquisition operating results for AC Hotel Minneapolis Downtown from January 1, 2024 to November 11, 2024. The pre-acquisition operating results were obtained from the seller of the hotel during the acquisition due diligence process. We have made no adjustments to the amounts provided to us by the seller. The pre-acquisition operating results were not audited or reviewed by the Company's independent auditors.
(2) Amounts represent the operating results for Westin Washington D.C. City Center sold on February 19, 2025.

Selected Quarterly Comparable Operating Information

The following tables are presented to provide investors with selected quarterly comparable operating information for the Company's current portfolio of 35 hotels with 9,595 rooms.

	Quarter 1, 2024	Quarter 2, 2024	Quarter 3, 2024	Quarter 4, 2024	Full Year 2024
ADR	$269.95	$292.59	$282.05	$291.24	$284.26
Occupancy	67.6%	77.5%	76.2%	69.5%	72.7%
RevPAR	$182.50	$226.83	$214.79	$202.40	$206.64
Total RevPAR	$287.09	$346.27	$318.60	$309.18	$315.28
Revenues (in thousands)	$250,491	$302,217	$281,127	$272,783	$1,106,618
Hotel Adjusted EBITDA (in thousands)	$60,047	$97,206	$82,003	$73,899	$313,155
Hotel Adjusted EBITDA Margin	23.97%	32.16%	29.17%	27.09%	28.30%
Available Rooms	872,508	872,781	882,372	882,280	3,509,941

	Quarter 1, 2025	Quarter 2, 2025	Quarter 3, 2025	Quarter 4, 2025	Full Year 2025
ADR	$277.36	$295.78	$281.05	$295.79	$287.63
Occupancy	67.1%	76.8%	76.2%	68.2%	72.1%
RevPAR	$186.20	$227.04	$214.21	$201.83	$207.38
Total RevPAR	$291.56	$350.14	$323.29	$311.00	$319.06
Revenues (in thousands)	$251,776	$305,720	$285,384	$274,534	$1,117,414
Hotel Adjusted EBITDA (in thousands)	$61,333	$95,360	$83,168	$76,637	$316,498
Hotel Adjusted EBITDA Margin	24.36%	31.19%	29.14%	27.92%	28.32%
Available Rooms	863,550	873,145	882,740	882,740	3,502,175

Market Capitalization as of December 31, 2025
(in thousands)
Enterprise Value

Common equity capitalization (at December 31, 2025 closing price of $8.96/share)	$1,847,691
Consolidated debt (face amount)	1,100,000
Cash and cash equivalents	(68,084)
Total enterprise value	$2,879,607
Share Reconciliation

Common shares outstanding	203,703
Operating partnership units	1,135
Unvested restricted stock held by management and employees	841
Share grants under deferred compensation plan	536
Combined shares and units	206,215

Debt Summary as of December 31, 2025
(dollars in thousands)
			Outstanding
Loan	Interest Rate	Term	Principal	Maturity
Unsecured term loan	SOFR + 1.35% (1)	Variable	$500,000	January 2028 (3)
Unsecured term loan	SOFR + 1.35% (2)	Variable	300,000	January 2029 (3)
Unsecured term loan	SOFR + 1.35% (2)	Variable	300,000	January 2030
Senior unsecured credit facility	SOFR + 1.40%	Variable	—	January 2030 (3)
Total debt			1,100,000
Unamortized debt issuance costs (4)			(1,150)
Debt, net of unamortized debt issuance costs			$1,098,850

Debt Metrics
Weighted-average interest rate (5)			5.0%
Percent fixed rate (5)			30%
Net debt to EBITDA (6)			3.5x
Average years to maturity			2.8
Average years to maturity - including extensions			3.6

(1)    Interest rate was 4.86% as of December 31, 2025, which includes the effect of interest rate swaps.
(2)    Interest rate was 5.01% as of December 31, 2025.
(3)    Maturity date may be extended for two six-month periods upon the payment of applicable fees and the satisfaction of certain customary conditions.
(4)    Excludes debt issuance costs related to our senior unsecured credit facility, which are included within Prepaid and Other Assets on the accompanying consolidated balance sheet.
(5)    Includes the effect of interest rate swaps as of December 31, 2025.
(6) Trailing 12 month Adjusted EBITDA as of December 31, 2025.

Hotel Information as of February 26, 2026

Hotel	Rooms	Location	Franchisor	Contract Expiration	Operator	Contract Expiration	Ground Lease Expiration	Mortgage Debt
AC Hotel Minneapolis Downtown	245	Minneapolis, MN	Marriott	Oct 2041	Sage Hospitality	At will with no fee	-	-
Atlanta Marriott Alpharetta	318	Atlanta, GA	Marriott	Sep 2050 (1)	Aimbridge Hospitality	At will with no fee	-	-
Bourbon Orleans Hotel	220	New Orleans, LA	Independent	-	Aimbridge Hospitality	At will with no fee	-	-
Cavallo Point, The Lodge at the Golden Gate	142	Sausalito, CA	Independent	-	Passport Resorts	At will with fee	2066	-
Chicago Marriott Downtown Magnificent Mile	1,200	Chicago, IL	N/A	-	Marriott	Dec 2038 (2)	-	-
Chico Hot Springs Resort & Day Spa	117	Pray, MT	Independent	-	EOS Hospitality	At will with no fee	-	-
Courtyard Denver Downtown	177	Denver, CO	Marriott	Oct 2027	Sage Hospitality	At will with no fee	-	-
Courtyard New York Manhattan/Fifth Avenue	189	New York, NY	Marriott	Dec 2035	Highgate Hotels	At will with no fee	2121	-
Courtyard New York Manhattan/Midtown East	321	New York, NY	Marriott	Aug 2042	Highgate Hotels	At will with no fee	-	-
Embassy Suites by Hilton Bethesda	272	Bethesda, MD	Hilton	Feb 2037	Sage Hospitality	At will with no fee	2087	-
Havana Cabana Key West	106	Key West, FL	Independent	-	EOS Hospitality	At will with no fee	-	-
Henderson Beach Resort	270	Destin, FL	Independent	-	Aimbridge Hospitality	At will with no fee	-	-
Henderson Park Inn	37	Destin, FL	Independent	-	Aimbridge Hospitality	At will with no fee	-	-
Hilton Garden Inn New York/Times Square Central	282	New York, NY	Hilton	Jun 2033	Highgate Hotels	At will with no fee	-	-
Hotel Champlain Burlington	258	Burlington, VT	Hilton	Jun 2034	Aimbridge Hospitality	At will with no fee	-	-
Hotel Clio	199	Denver, CO	Marriott	Oct 2036	Sage Hospitality	At will with no fee	-	-
Hotel Emblem San Francisco	96	San Francisco, CA	Independent	-	Pacifica Hotels	At will with no fee	-	-
Kimpton Hotel Palomar Phoenix	242	Phoenix, AZ	N/A	-	IHG Hotels & Resorts	Dec 2028 or upon sale	2085	-
Kimpton Shorebreak Fort Lauderdale Beach Resort	96	Fort Lauderdale, FL	IHG Hotels & Resorts	Apr 2041	HEI Hotels & Resorts	At will with no fee	-	-
Kimpton Shorebreak Huntington Beach Resort	157	Huntington Beach, CA	N/A	-	IHG Hotels & Resorts	At will with no fee	-	-
L'Auberge de Sedona	158	Sedona, AZ	Independent	-	Aimbridge Hospitality	At will with no fee	2070	-
Lake Austin Spa Resort	40	Austin, TX	Independent	-	EOS Hospitality	At will with no fee	-	-
Margaritaville Beach House Key West	186	Key West, FL	Margaritaville	Apr 2041	Ocean Properties	Jul 2027	-	-
Salt Lake City Marriott Downtown at City Creek	510	Salt Lake City, UT	Marriott	Sep 2050 (1)	HEI Hotels & Resorts	At will with no fee	2056/2106	-
The Dagny Boston	403	Boston, MA	Independent	-	Aimbridge Hospitality	At will with no fee	-	-
The Gwen	311	Chicago, IL	Marriott	Sep 2035	HEI Hotels & Resorts	At will with no fee	-	-
The Hythe Vail	344	Vail, CO	Marriott	Dec 2041	Vail Resorts	At will with fee	-	-
The Landing Lake Tahoe Resort & Spa	82	South Lake Tahoe, CA	Independent	-	Aimbridge Hospitality	At will with no fee	-	-
The Lindy Renaissance Charleston Hotel	167	Charleston, SC	Marriott	Dec 2031	Aimbridge Hospitality	At will with no fee	-	-
The Lodge at Sonoma Resort	182	Sonoma, CA	Marriott	Dec 2035	Sage Hospitality	At will with no fee	-	-
Tranquility Bay Beachfront Resort	103	Marathon, FL	Independent	-	EOS Hospitality	At will with no fee	-	-
Westin Boston Waterfront	793	Boston, MA	Marriott	Dec 2026	Aimbridge Hospitality	At will with no fee	2099	-
Westin Fort Lauderdale Beach Resort	432	Fort Lauderdale, FL	Marriott	Dec 2034	HEI Hotels & Resorts	At will with no fee	-	-
Westin San Diego Bayview	436	San Diego, CA	Marriott	Dec 2040	Aimbridge Hospitality	At will with no fee	-	-
Worthington Renaissance Fort Worth Hotel	504	Fort Worth, TX	N/A	-	Marriott	Dec 2030 (3)	-	-

(1) The franchise agreement may be terminated at Marriott's option after September 2040.
(2) Marriott has two 10-year options to extend the management agreement.
(3) Marriott is entitled to one ten-year extension option if they achieve a certain level of operating profit for the three-year period ending December 31, 2029. Marriott is entitled to a second ten-year extension option if they achieve a certain level of operating profit for the three-year period ending December 31, 2039.

	Operating Statistics – Fourth Quarter
	ADR			Occupancy			RevPAR			Total RevPAR
	4Q 2025	4Q 2024	Change	4Q 2025	4Q 2024	Change	4Q 2025	4Q 2024	Change	4Q 2025	4Q 2024	Change

AC Hotel Minneapolis Downtown (1)	$153.30	$166.16	(7.7)%	57.7%	51.0%	6.7%	$88.52	$84.69	4.5%	$103.87	$98.86	5.1%
Atlanta Marriott Alpharetta	$164.24	$158.90	3.4%	59.0%	63.1%	(4.1)%	$96.89	$100.19	(3.3)%	$157.84	$150.55	4.8%
Bourbon Orleans Hotel	$252.16	$276.79	(8.9)%	69.1%	67.8%	1.3%	$174.12	$187.68	(7.2)%	$228.46	$241.51	(5.4)%
Cavallo Point, The Lodge at the Golden Gate	$621.47	$562.69	10.4%	59.8%	61.6%	(1.8)%	$371.67	$346.56	7.2%	$1,006.87	$922.73	9.1%
Chicago Marriott Downtown Magnificent Mile	$274.62	$271.35	1.2%	59.2%	65.9%	(6.7)%	$162.64	$178.79	(9.0)%	$268.41	$289.07	(7.1)%
Chico Hot Springs Resort & Day Spa	$199.50	$205.51	(2.9)%	60.4%	59.7%	0.7%	$120.43	$122.66	(1.8)%	$304.82	$315.22	(3.3)%
Courtyard Denver Downtown	$209.21	$186.30	12.3%	75.0%	71.1%	3.9%	$156.92	$132.42	18.5%	$178.57	$149.79	19.2%
Courtyard New York Manhattan/Fifth Avenue	$417.84	$379.78	10.0%	99.0%	96.2%	2.8%	$413.68	$365.21	13.3%	$420.20	$370.86	13.3%
Courtyard New York Manhattan/Midtown East	$462.32	$459.19	0.7%	93.4%	91.4%	2.0%	$431.67	$419.84	2.8%	$442.88	$432.71	2.4%
Embassy Suites by Hilton Bethesda	$154.05	$174.53	(11.7)%	59.0%	63.6%	(4.6)%	$90.87	$111.03	(18.2)%	$108.74	$129.20	(15.8)%
Havana Cabana Key West	$258.69	$254.64	1.6%	34.8%	74.2%	(39.4)%	$90.11	$188.92	(52.3)%	$142.87	$282.60	(49.4)%
Henderson Beach Resort	$288.03	$304.09	(5.3)%	42.9%	35.7%	7.2%	$123.68	$108.65	13.8%	$316.76	$257.64	22.9%
Henderson Park Inn	$515.66	$505.27	2.1%	56.9%	50.9%	6.0%	$293.43	$257.09	14.1%	$489.38	$437.54	11.8%
Hilton Garden Inn New York/Times Square Central	$381.06	$365.01	4.4%	98.5%	98.5%	—%	$375.37	$359.50	4.4%	$405.49	$392.14	3.4%
Hotel Champlain Burlington	$229.92	$226.21	1.6%	63.7%	75.6%	(11.9)%	$146.48	$171.06	(14.4)%	$225.80	$252.28	(10.5)%
Hotel Clio	$305.15	$283.43	7.7%	75.8%	78.6%	(2.8)%	$231.33	$222.85	3.8%	$420.64	$400.46	5.0%
Hotel Emblem San Francisco	$198.67	$157.32	26.3%	59.2%	52.2%	7.0%	$117.67	$82.08	43.4%	$141.68	$110.38	28.4%
Kimpton Hotel Palomar Phoenix	$248.80	$216.36	15.0%	74.0%	72.5%	1.5%	$184.22	$156.77	17.5%	$332.51	$280.73	18.4%
Kimpton Shorebreak Fort Lauderdale Beach Resort	$196.54	$208.69	(5.8)%	67.9%	71.5%	(3.6)%	$133.49	$149.24	(10.6)%	$274.85	$278.46	(1.3)%
Kimpton Shorebreak Huntington Beach Resort	$253.97	$261.23	(2.8)%	75.4%	76.9%	(1.5)%	$191.48	$200.88	(4.7)%	$305.53	$305.22	0.1%
L'Auberge de Sedona (2)	$742.23	$835.12	(11.1)%	68.8%	53.4%	15.4%	$510.66	$445.71	14.6%	$886.16	$775.11	14.3%
Lake Austin Spa Resort	$997.24	$984.52	1.3%	51.6%	53.6%	(2.0)%	$514.61	$527.84	(2.5)%	$1,259.16	$1,273.96	(1.2)%
Margaritaville Beach House Key West	$359.69	$379.48	(5.2)%	80.5%	77.0%	3.5%	$289.59	$292.30	(0.9)%	$398.02	$401.40	(0.8)%
Salt Lake City Marriott Downtown at City Creek	$193.62	$190.05	1.9%	61.7%	60.7%	1.0%	$119.41	$115.28	3.6%	$171.14	$181.89	(5.9)%
The Dagny Boston	$302.15	$286.50	5.5%	84.9%	84.1%	0.8%	$256.43	$241.06	6.4%	$281.67	$265.89	5.9%
The Gwen	$323.95	$299.97	8.0%	71.3%	74.1%	(2.8)%	$231.04	$222.36	3.9%	$332.41	$341.43	(2.6)%
The Hythe Vail	$414.00	$452.36	(8.5)%	43.7%	45.8%	(2.1)%	$180.80	$207.40	(12.8)%	$287.22	$315.06	(8.8)%
The Landing Lake Tahoe Resort & Spa	$343.29	$337.17	1.8%	51.3%	50.4%	0.9%	$176.10	$169.88	3.7%	$338.91	$328.16	3.3%
The Lindy Renaissance Charleston Hotel	$347.48	$352.82	(1.5)%	86.1%	87.0%	(0.9)%	$299.35	$307.03	(2.5)%	$400.25	$378.86	5.6%
The Lodge at Sonoma Resort	$411.99	$390.94	5.4%	68.9%	70.2%	(1.3)%	$283.82	$274.39	3.4%	$442.58	$446.99	(1.0)%
Tranquility Bay Beachfront Resort	$562.23	$529.17	6.2%	58.2%	67.0%	(8.8)%	$327.45	$354.55	(7.6)%	$420.15	$461.87	(9.0)%
Westin Boston Waterfront	$277.84	$270.24	2.8%	74.2%	75.2%	(1.0)%	$206.20	$203.11	1.5%	$314.93	$323.13	(2.5)%
Westin Fort Lauderdale Beach Resort	$241.10	$247.81	(2.7)%	72.2%	74.4%	(2.2)%	$174.17	$184.40	(5.5)%	$378.88	$387.39	(2.2)%
Westin San Diego Bayview	$198.07	$222.23	(10.9)%	68.8%	68.1%	0.7%	$136.33	$151.43	(10.0)%	$216.63	$215.55	0.5%
Worthington Renaissance Fort Worth Hotel	$200.31	$203.43	(1.5)%	70.1%	69.2%	0.9%	$140.49	$140.86	(0.3)%	$272.44	$262.68	3.7%
Comparable Total (3)	$295.79	$291.24	1.6%	68.2%	69.5%	(1.3)%	$201.83	$202.40	(0.3)%	$311.00	$309.18	0.6%

(1) Hotel was acquired on November 12, 2024. Amounts reflect the pre-acquisition operating results of the period from October 1, 2024 to November 11, 2024.
(2) During the fourth quarter 2025, Orchards Inn Sedona and L'Auberge de Sedona were combined and operate as one hotel. Amounts presented have been adjusted to reflect the combination.
(3) Amounts include the pre-acquisition operating results of the AC Minneapolis Downtown acquired in 2024 and exclude the Westin Washington D.C. City Center which was sold in 2025.

	Operating Statistics – Year to Date
	ADR			Occupancy			RevPAR			Total RevPAR
	YTD 2025	YTD 2024	Change	YTD 2025	YTD 2024	Change	YTD 2025	YTD 2024	Change	YTD 2025	YTD 2024	Change

AC Hotel Minneapolis Downtown (1)	$157.50	$171.78	(8.3)%	59.7%	57.5%	2.2%	$94.04	$98.75	(4.8)%	$109.19	$112.21	(2.7)%
Atlanta Marriott Alpharetta	$164.41	$157.97	4.1%	65.5%	64.4%	1.1%	$107.65	$101.66	5.9%	$157.03	$148.11	6.0%
Bourbon Orleans Hotel	$239.49	$249.85	(4.1)%	68.0%	68.5%	(0.5)%	$162.87	$171.10	(4.8)%	$213.33	$217.43	(1.9)%
Cavallo Point, The Lodge at the Golden Gate	$591.24	$574.60	2.9%	59.7%	60.3%	(0.6)%	$352.90	$346.53	1.8%	$927.11	$909.68	1.9%
Chicago Marriott Downtown Magnificent Mile	$262.61	$257.60	1.9%	63.2%	63.4%	(0.2)%	$166.04	$163.27	1.7%	$276.52	$271.18	2.0%
Chico Hot Springs Resort & Day Spa	$225.43	$205.35	9.8%	67.1%	70.4%	(3.3)%	$151.32	$144.62	4.6%	$355.89	$360.84	(1.4)%
Courtyard Denver Downtown	$212.38	$202.95	4.6%	78.8%	77.2%	1.6%	$167.44	$156.69	6.9%	$188.38	$175.14	7.6%
Courtyard New York Manhattan/Fifth Avenue	$326.23	$306.10	6.6%	97.7%	91.5%	6.2%	$318.72	$280.11	13.8%	$324.42	$286.81	13.1%
Courtyard New York Manhattan/Midtown East	$356.47	$357.72	(0.3)%	90.9%	92.3%	(1.4)%	$323.96	$330.11	(1.9)%	$333.80	$341.80	(2.3)%
Embassy Suites by Hilton Bethesda	$166.35	$175.06	(5.0)%	65.6%	69.7%	(4.1)%	$109.18	$122.07	(10.6)%	$128.26	$139.98	(8.4)%
Havana Cabana Key West	$269.13	$293.52	(8.3)%	62.9%	77.7%	(14.8)%	$169.29	$227.99	(25.7)%	$247.74	$311.00	(20.3)%
Henderson Beach Resort	$379.44	$406.38	(6.6)%	56.2%	53.1%	3.1%	$213.40	$215.61	(1.0)%	$432.04	$402.47	7.3%
Henderson Park Inn	$574.13	$575.56	(0.2)%	68.8%	65.6%	3.2%	$394.77	$377.33	4.6%	$658.31	$602.41	9.3%
Hilton Garden Inn New York/Times Square Central	$295.95	$280.33	5.6%	90.7%	92.0%	(1.3)%	$268.52	$257.81	4.2%	$298.73	$288.75	3.5%
Hotel Champlain Burlington	$225.25	$235.51	(4.4)%	69.6%	74.6%	(5.0)%	$156.74	$175.69	(10.8)%	$229.32	$241.76	(5.1)%
Hotel Clio	$315.61	$304.46	3.7%	77.8%	77.9%	(0.1)%	$245.52	$237.26	3.5%	$419.90	$401.84	4.5%
Hotel Emblem San Francisco	$205.47	$195.52	5.1%	61.3%	59.9%	1.4%	$126.04	$117.20	7.5%	$154.10	$148.49	3.8%
Kimpton Hotel Palomar Phoenix	$240.60	$222.82	8.0%	67.7%	75.1%	(7.4)%	$162.92	$167.41	(2.7)%	$274.61	$279.75	(1.8)%
Kimpton Shorebreak Fort Lauderdale Beach Resort	$202.63	$203.39	(0.4)%	71.6%	73.7%	(2.1)%	$145.12	$149.98	(3.2)%	$287.08	$272.23	5.5%
Kimpton Shorebreak Huntington Beach Resort	$301.02	$312.59	(3.7)%	79.7%	82.1%	(2.4)%	$239.87	$256.56	(6.5)%	$362.58	$372.52	(2.7)%
L'Auberge de Sedona (2)	$733.64	$666.34	10.1%	49.6%	59.7%	(10.1)%	$363.88	$397.59	(8.5)%	$674.38	$698.88	(3.5)%
Lake Austin Spa Resort	$1,041.28	$1,012.08	2.9%	52.0%	57.8%	(5.8)%	$541.54	$585.19	(7.5)%	$1,330.79	$1,373.57	(3.1)%
Margaritaville Beach House Key West	$376.79	$396.94	(5.1)%	82.7%	82.3%	0.4%	$311.50	$326.63	(4.6)%	$425.03	$443.42	(4.1)%
Salt Lake City Marriott Downtown at City Creek	$203.47	$192.28	5.8%	68.5%	66.5%	2.0%	$139.47	$127.86	9.1%	$193.65	$181.28	6.8%
The Dagny Boston	$295.92	$277.32	6.7%	85.4%	85.5%	(0.1)%	$252.62	$236.99	6.6%	$281.05	$263.74	6.6%
The Gwen	$318.29	$296.64	7.3%	74.1%	75.2%	(1.1)%	$235.78	$222.93	5.8%	$351.57	$332.48	5.7%
The Hythe Vail	$434.91	$425.03	2.3%	57.1%	59.8%	(2.7)%	$248.32	$254.21	(2.3)%	$389.33	$394.28	(1.3)%
The Landing Lake Tahoe Resort & Spa	$421.17	$415.66	1.3%	60.9%	60.7%	0.2%	$256.68	$252.27	1.7%	$468.60	$455.60	2.9%
The Lindy Renaissance Charleston Hotel	$346.00	$344.88	0.3%	88.0%	87.8%	0.2%	$304.47	$302.80	0.6%	$394.72	$375.87	5.0%
The Lodge at Sonoma Resort	$420.81	$405.07	3.9%	70.9%	67.3%	3.6%	$298.30	$272.43	9.5%	$474.93	$443.01	7.2%
Tranquility Bay Beachfront Resort	$598.88	$601.79	(0.5)%	70.2%	73.7%	(3.5)%	$420.39	$443.56	(5.2)%	$539.69	$571.03	(5.5)%
Westin Boston Waterfront	$274.08	$265.23	3.3%	82.1%	83.6%	(1.5)%	$224.97	$221.75	1.5%	$347.67	$348.54	(0.2)%
Westin Fort Lauderdale Beach Resort	$253.60	$254.95	(0.5)%	74.9%	78.1%	(3.2)%	$190.03	$199.04	(4.5)%	$410.86	$427.02	(3.8)%
Westin San Diego Bayview	$224.08	$229.57	(2.4)%	77.7%	72.0%	5.7%	$174.05	$165.35	5.3%	$241.98	$222.36	8.8%
Westin Washington D.C. City Center	$254.66	$188.28	35.3%	45.4%	60.7%	(15.3)%	$115.57	$114.25	1.2%	$153.18	$146.08	4.9%
Worthington Renaissance Fort Worth Hotel	$202.16	$206.33	(2.0)%	71.8%	70.7%	1.1%	$145.12	$145.86	(0.5)%	$271.37	$269.60	0.7%
Comparable Total (3)	$287.63	$284.26	1.2%	72.1%	72.7%	(0.6)%	$207.38	$206.64	0.4%	$319.06	$315.28	1.2%

(1) Hotel was acquired on November 12, 2024. Amounts reflect the pre-acquisition operating results of the period from January 1, 2024 to November 11, 2024.
(2) During the fourth quarter 2025, Orchards Inn Sedona and L'Auberge de Sedona were combined and operate as one hotel. Amounts presented have been adjusted to reflect the combination.
(3) Amounts include the pre-acquisition operating results of the AC Minneapolis Downtown acquired in 2024 and exclude the Westin Washington D.C. City Center which was sold in 2025.

	Hotel Adjusted EBITDA Reconciliation - Fourth Quarter 2025

		Net Income (Loss)	Plus:	Plus:	Plus:	Equals: Hotel Adjusted EBITDA
	Total Revenues		Depreciation	Interest Expense	Adjustments (1)
AC Hotel Minneapolis Downtown	$2,341	$190	$301	$—	$—	$491
Atlanta Marriott Alpharetta	$4,618	$1,348	$396	$—	$—	$1,744
Bourbon Orleans Hotel	$4,624	$664	$1,197	$—	$3	$1,864
Cavallo Point, The Lodge at the Golden Gate	$13,154	$1,734	$1,491	$—	$94	$3,319
Chicago Marriott Downtown Magnificent Mile	$29,632	$5,063	$3,140	$6	$(397)	$7,812
Chico Hot Springs Resort & Day Spa	$3,281	$(161)	$498	$—	$(2)	$335
Courtyard Denver Downtown	$2,908	$843	$401	$—	$—	$1,244
Courtyard New York Manhattan/Fifth Avenue	$7,306	$1,961	$345	$283	$217	$2,806
Courtyard New York Manhattan/Midtown East	$13,079	$5,478	$544	$—	$—	$6,022
Embassy Suites by Hilton Bethesda	$2,721	$(1,780)	$466	$—	$1,435	$121
Havana Cabana Key West	$1,393	$(425)	$252	$—	$—	$(173)
Henderson Beach Resort	$7,868	$(315)	$1,135	$—	$—	$820
Henderson Park Inn	$1,666	$265	$279	$—	$—	$544
Hilton Garden Inn New York/Times Square Central	$10,520	$3,428	$788	$—	$—	$4,216
Hotel Champlain Burlington	$5,359	$339	$809	$—	$—	$1,148
Hotel Clio	$7,701	$1,312	$850	$—	$5	$2,167
Hotel Emblem San Francisco	$1,251	$(357)	$292	$—	$—	$(65)
Kimpton Hotel Palomar Phoenix	$7,403	$979	$725	$—	$190	$1,894
Kimpton Shorebreak Fort Lauderdale Beach Resort	$2,427	$(105)	$371	$—	$—	$266
Kimpton Shorebreak Huntington Beach Resort	$4,413	$399	$347	$—	$—	$746
L'Auberge de Sedona (2)	$12,881	$3,910	$1,139	$—	$42	$5,091
Lake Austin Spa Resort	$4,634	$430	$723	$—	$—	$1,153
Margaritaville Beach House Key West	$6,811	$1,692	$755	$—	$—	$2,447
Salt Lake City Marriott Downtown at City Creek	$8,030	$1,602	$1,071	$—	$11	$2,684
The Dagny Boston	$10,443	$2,329	$1,596	$—	$—	$3,925
The Gwen	$9,511	$460	$767	$—	$—	$1,227
The Hythe Vail	$9,090	$1,387	$808	$—	$—	$2,195
The Landing Lake Tahoe Resort & Spa	$2,557	$97	$324	$—	$—	$421
The Lindy Renaissance Charleston Hotel	$6,149	$2,515	$378	$—	$—	$2,893
The Lodge at Sonoma Resort	$7,411	$1,315	$493	$—	$—	$1,808
Tranquility Bay Beachfront Resort	$3,981	$495	$472	$—	$—	$967
Westin Boston Seaport District	$22,991	$2,862	$2,284	$—	$(124)	$5,022
Westin Fort Lauderdale Beach Resort	$15,058	$3,374	$963	$—	$—	$4,337
Westin San Diego Bayview	$8,689	$122	$1,361	$—	$—	$1,483
Worthington Renaissance Fort Worth Hotel	$12,633	$2,693	$958	$—	$—	$3,651
Total	$274,534	$46,143	$28,719	$289	$1,474	$76,637

(1) Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations and the non-cash amortization of intangible assets and liabilities.
(2) During the fourth quarter 2025, Orchards Inn Sedona and L'Auberge de Sedona were combined and operate as one hotel. Amounts presented have been adjusted to reflect the combination.

	Hotel Adjusted EBITDA Reconciliation - Fourth Quarter 2024
		Net Income (Loss)	Plus:	Plus:	Plus:	Equals: Hotel
	Total Revenues		Depreciation	Interest Expense	Adjustments (1)	Adjusted EBITDA
AC Hotel Minneapolis Downtown	$805	$(167)	$198	$—	$—	$31
Atlanta Marriott Alpharetta	$4,404	$1,221	$369	$—	$—	$1,590
Bourbon Orleans Hotel	$4,888	$934	$1,063	$—	$3	$2,000
Cavallo Point, The Lodge at the Golden Gate	$12,055	$290	$1,457	$—	$94	$1,841
Chicago Marriott Downtown Magnificent Mile	$31,913	$4,749	$3,251	$6	$(397)	$7,609
Chico Hot Springs Resort & Day Spa	$3,277	$(280)	$425	$—	$—	$145
Courtyard Denver Downtown	$2,439	$416	$379	$—	$—	$795
Courtyard New York Manhattan/Fifth Avenue	$6,449	$1,524	$343	$311	$88	$2,266
Courtyard New York Manhattan/Midtown East	$12,779	$4,747	$533	$—	$—	$5,280
Embassy Suites by Hilton Bethesda	$3,233	$(1,654)	$577	$—	$1,449	$372
Havana Cabana Key West	$2,756	$138	$308	$—	$—	$446
Henderson Beach Resort	$6,376	$(875)	$1,106	$—	$—	$231
Henderson Park Inn	$1,489	$167	$278	$—	$—	$445
Hilton Garden Inn New York/Times Square Central	$10,174	$3,411	$664	$—	$—	$4,075
Hotel Champlain Burlington	$5,988	$791	$781	$—	$—	$1,572
Hotel Clio	$7,332	$170	$858	$616	$5	$1,649
Hotel Emblem San Francisco	$975	$(464)	$294	$—	$—	$(170)
Kimpton Hotel Palomar Phoenix	$6,250	$910	$507	$—	$193	$1,610
Kimpton Shorebreak Fort Lauderdale Beach Resort	$2,459	$(143)	$368	$—	$—	$225
Kimpton Shorebreak Huntington Beach Resort	$4,409	$712	$348	$—	$—	$1,060
L'Auberge de Sedona (2)	$11,267	$3,483	$504	$—	$42	$4,029
Lake Austin Spa Resort	$4,688	$474	$719	$—	$—	$1,193
Margaritaville Beach House Key West	$6,869	$1,443	$769	$—	$—	$2,212
Salt Lake City Marriott Downtown at City Creek	$8,534	$1,978	$1,023	$—	$11	$3,012
The Dagny Boston	$9,858	$2,627	$1,545	$—	$—	$4,172
The Gwen	$9,769	$642	$746	$—	$—	$1,388
The Hythe Vail	$9,971	$1,448	$1,166	$—	$—	$2,614
The Landing Lake Tahoe Resort & Spa	$2,476	$67	$247	$—	$—	$314
The Lindy Renaissance Charleston Hotel	$5,821	$2,321	$363	$—	$—	$2,684
The Lodge at Sonoma Resort	$7,484	$1,337	$494	$—	$—	$1,831
Tranquility Bay Beachfront Resort	$4,377	$620	$463	$—	$—	$1,083
Westin Boston Seaport District	$23,574	$2,718	$2,439	$1,935	$(122)	$6,970
Westin Fort Lauderdale Beach Resort	$15,396	$1,771	$1,087	$—	$—	$2,858
Westin San Diego Bayview	$8,646	$726	$1,356	$—	$—	$2,082
Westin Washington D.C. City Center	$7,691	$998	$1,041	$—	$—	$2,039
Worthington Renaissance Fort Worth Hotel	$12,180	$2,227	$977	$696	$—	$3,900
Total	$279,051	$41,477	$29,046	$3,564	$1,366	$75,453
Add: Prior Ownership Results (3)	$1,423	$359	$126	$—	$—	$485
Less: Sold Hotel (4)	$(7,691)	$(998)	$(1,041)	$—	$—	$(2,039)
Comparable Total	$272,783	$40,838	$28,131	$3,564	$1,366	$73,899
(1) Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations and the non-cash amortization of intangible assets and liabilities.
(2) During the fourth quarter 2025, Orchards Inn Sedona and L'Auberge de Sedona were combined and operate as one hotel. Amounts presented have been adjusted to reflect the combination.
(3) Represents the pre-acquisition operating results of the AC Minneapolis Downtown acquired in 2024.
(4) Represents the operating results of the Westin Washington D.C. City Center sold in 2025.

	Hotel Adjusted EBITDA Reconciliation - Year to Date 2025
	Total Revenues	Net Income (Loss)	Plus: Depreciation	Plus: Interest Expense	Plus: Adjustments (1)	Equals: Hotel Adjusted EBITDA

AC Hotel Minneapolis Downtown	$9,764	$1,295	$1,194	$—	$—	$2,489
Atlanta Marriott Alpharetta	$18,227	$5,476	$1,529	$—	$—	$7,005
Bourbon Orleans Hotel	$17,130	$1,965	$4,499	$—	$12	$6,476
Cavallo Point, The Lodge at the Golden Gate	$48,052	$5,934	$5,913	$—	$375	$12,222
Chicago Marriott Downtown Magnificent Mile	$121,114	$19,280	$12,340	$25	$(1,589)	$30,056
Chico Hot Springs Resort & Day Spa	$15,198	$1,091	$1,812	$—	$(3)	$2,900
Courtyard Denver Downtown	$12,171	$3,477	$1,569	$—	$—	$5,046
Courtyard New York Manhattan/Fifth Avenue	$22,380	$3,063	$1,373	$1,132	$837	$6,405
Courtyard New York Manhattan/Midtown East	$39,110	$10,965	$2,152	$—	$—	$13,117
Embassy Suites by Hilton Bethesda	$12,734	$(6,320)	$1,975	$—	$5,758	$1,413
Havana Cabana Key West	$9,585	$796	$1,031	$—	$—	$1,827
Henderson Beach Resort	$42,578	$5,838	$4,470	$—	$—	$10,308
Henderson Park Inn	$8,890	$2,858	$1,105	$—	$—	$3,963
Hilton Garden Inn New York/Times Square Central	$30,749	$5,828	$3,003	$—	$—	$8,831
Hotel Champlain Burlington	$21,595	$1,482	$3,166	$—	$—	$4,648
Hotel Clio	$30,500	$3,348	$3,399	$1,242	$19	$8,008
Hotel Emblem San Francisco	$5,400	$(966)	$1,170	$—	$—	$204
Kimpton Hotel Palomar Phoenix	$24,257	$2,427	$2,315	$—	$762	$5,504
Kimpton Shorebreak Fort Lauderdale Beach Resort	$10,059	$(246)	$1,482	$—	$—	$1,236
Kimpton Shorebreak Huntington Beach Resort	$20,778	$5,015	$1,370	$—	$—	$6,385
L'Auberge de Sedona (2)	$38,892	$7,310	$3,454	$—	$168	$10,932
Lake Austin Spa Resort	$19,430	$2,479	$2,877	$—	$—	$5,356
Margaritaville Beach House Key West	$28,855	$8,507	$3,041	$—	$—	$11,548
Salt Lake City Marriott Downtown at City Creek	$36,047	$9,058	$4,232	$—	$42	$13,332
The Dagny Boston	$41,341	$9,200	$6,301	$—	$—	$15,501
The Gwen	$39,908	$4,717	$3,039	$—	$—	$7,756
The Hythe Vail	$48,885	$13,438	$4,037	$—	$—	$17,475
The Landing Lake Tahoe Resort & Spa	$14,025	$3,178	$1,278	$—	$—	$4,456
The Lindy Renaissance Charleston Hotel	$24,060	$9,467	$1,478	$—	$—	$10,945
The Lodge at Sonoma Resort	$31,550	$7,487	$1,945	$—	$—	$9,432
Tranquility Bay Beachfront Resort	$20,290	$4,248	$1,878	$—	$—	$6,126
Westin Boston Seaport District	$100,644	$10,737	$9,200	$5,188	$(490)	$24,635
Westin Fort Lauderdale Beach Resort	$64,785	$12,106	$4,253	$—	$—	$16,359
Westin San Diego Bayview	$38,509	$4,636	$5,411	$—	$—	$10,047
Westin Washington D.C. City Center	$3,077	$330	$—	$—	$—	$330
Worthington Renaissance Fort Worth Hotel	$49,922	$9,834	$3,816	$940	$—	$14,590
Total	$1,120,491	$189,338	$113,107	$8,527	$5,891	$316,828
Less: Sold Hotel (3)	$(3,077)	$(330)	$—	$—	$—	$(330)
Comparable Total	$1,117,414	$189,008	$113,107	$8,527	$5,891	$316,498
(1) Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations and the non-cash amortization of intangible assets and liabilities.
(2) During the fourth quarter 2025, Orchards Inn Sedona and L'Auberge de Sedona were combined and operate as one hotel. Amounts presented have been adjusted to reflect the combination.
(3) Represents the operating results of the Westin Washington D.C. City Center sold in 2025.

	Hotel Adjusted EBITDA Reconciliation - Year to Date 2024
		Net Income (Loss)	Plus:	Plus:	Plus:	Equals: Hotel
	Total Revenues		Depreciation	Interest Expense	Adjustments (1)	Adjusted EBITDA
AC Hotel Minneapolis Downtown	$805	$(167)	$198	$—	$—	$31
Atlanta Marriott Alpharetta	$17,239	$4,738	$1,474	$—	$—	$6,212
Bourbon Orleans Hotel	$17,507	$2,484	$3,757	$—	$(20)	$6,221
Cavallo Point, The Lodge at the Golden Gate	$47,278	$4,573	$5,781	$—	$375	$10,729
Chicago Marriott Downtown Magnificent Mile	$119,101	$20,068	$12,935	$24	$(1,588)	$31,439
Chico Hot Springs Resort & Day Spa	$14,924	$340	$1,626	$—	$4	$1,970
Courtyard Denver Downtown	$11,346	$3,003	$1,464	$—	$—	$4,467
Courtyard New York Manhattan/Fifth Avenue	$19,840	$1,285	$1,383	$311	$848	$3,827
Courtyard New York Manhattan/Midtown East	$40,157	$9,377	$2,087	$2,086	$—	$13,550
Embassy Suites by Hilton Bethesda	$13,936	$(6,022)	$2,366	$—	$5,817	$2,161
Havana Cabana Key West	$12,065	$1,744	$1,373	$—	$—	$3,117
Henderson Beach Resort	$39,515	$3,821	$4,355	$—	$—	$8,176
Henderson Park Inn	$8,158	$2,196	$1,096	$—	$—	$3,292
Hilton Garden Inn New York/Times Square Central	$29,802	$5,712	$2,617	$—	$—	$8,329
Hotel Champlain Burlington	$22,829	$3,024	$2,756	$—	$—	$5,780
Hotel Clio	$29,267	$1,794	$3,355	$2,475	$19	$7,643
Hotel Emblem San Francisco	$5,217	$(1,085)	$1,204	$—	$—	$119
Kimpton Hotel Palomar Phoenix	$24,778	$3,701	$1,978	$—	$777	$6,456
Kimpton Shorebreak Fort Lauderdale Beach Resort	$9,565	$(719)	$1,442	$—	$—	$723
Kimpton Shorebreak Huntington Beach Resort	$21,406	$5,703	$1,409	$—	$—	$7,112
L'Auberge de Sedona (2)	$40,414	$9,833	$1,890	$—	$168	$11,891
Lake Austin Spa Resort	$20,109	$2,024	$2,802	$—	$—	$4,826
Margaritaville Beach House Key West	$30,186	$8,830	$2,833	$—	$—	$11,663
Salt Lake City Marriott Downtown at City Creek	$33,838	$8,403	$3,851	$—	$60	$12,314
The Dagny Boston	$38,901	$7,905	$6,263	$—	$—	$14,168
The Gwen	$37,845	$4,364	$3,221	$—	$—	$7,585
The Hythe Vail	$49,642	$13,781	$4,686	$—	$—	$18,467
The Landing Lake Tahoe Resort & Spa	$13,673	$3,034	$900	$—	$—	$3,934
The Lindy Renaissance Charleston Hotel	$22,974	$8,716	$1,506	$—	$—	$10,222
The Lodge at Sonoma Resort	$29,510	$5,808	$2,109	$—	$—	$7,917
Tranquility Bay Beachfront Resort	$21,527	$4,668	$1,825	$—	$—	$6,493
Westin Boston Seaport District	$101,158	$10,286	$9,776	$7,777	$(490)	$27,349
Westin Fort Lauderdale Beach Resort	$67,634	$12,441	$4,269	$—	$—	$16,710
Westin San Diego Bayview	$35,484	$4,825	$5,116	$—	$—	$9,941
Westin Washington D.C. City Center	$32,521	$3,966	$4,272	$—	$—	$8,238
Worthington Renaissance Fort Worth Hotel	$49,732	$9,036	$3,613	$2,796	$—	$15,445
Total	$1,129,883	$183,490	$113,588	$15,469	$5,970	$318,614
Add: Prior Ownership Results (3)	$9,256	$1,683	$1,096	$—	$—	$2,779
Less: Sold Hotel (4)	$(32,521)	$(3,966)	$(4,272)	$—	$—	$(8,238)
Comparable Total	$1,106,618	$181,207	$110,412	$15,469	$5,970	$313,155
(1) Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations and the non-cash amortization of intangible assets and liabilities.
(2) During the fourth quarter 2025, Orchards Inn Sedona and L'Auberge de Sedona were combined and operate as one hotel. Amounts presented have been adjusted to reflect the combination.
(3) Represents the pre-acquisition operating results of the AC Minneapolis Downtown acquired in 2024.
(4) Represents the operating results of the Westin Washington D.C. City Center sold in 2025.